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                                                                 Exhibit 10.17



               FORM OF SENIOR OFFICER EXCESS BENEFIT AGREEMENT

         THIS EXCESS BENEFIT AGREEMENT ("Agreement") is made and entered into as of the ___ day of ___, 19__, by and between DELTA AIR LINES, INC. (hereinafter the "Company") and_________, (hereinafter "Key Employee"):

W I T N E S S E T H :

         WHEREAS, the Company has implemented the 1991 Delta Excess Benefit Plan, and the Delta Supplemental Excess Benefit Plan, both as amended (collectively referred to as the "Plans"), and has entered into an Executive Retention Protection Agreement with Key Employee; and

         WHEREAS, Key Employee has been deemed to be a participant in the Plans in accordance with their terms; and

         WHEREAS, Key Employee has rendered valuable service to the Company in various executive capacities and the Company believes it is in the best interest of the Company in seeking to assure itself of Key Employee's continued best efforts in the future to provide for the payment of full retirement and other benefits to the Key Employee; and

         WHEREAS, various sections of the Internal Revenue Code of 1986 (the "Code"), including, but not limited to, Sections 79, 401(a)(4), 401(a)(17), 415, and 505(b) restrict either: (i) compensation that may be taken into account in determining benefits under a qualified pension plan; (ii) benefits that can be paid from qualified pension plans; (iii) compensation that may be taken into account in determining benefits for participants in a Voluntary Employee Beneficiary Association ("VEBA") described in Section 501(c)(9) of the Code; or
(iv) restrict benefits that can be paid from a VEBA (such limitations collectively or individually hereinafter referred to as the "Restrictions"); and

         WHEREAS, the Company wishes to make up under nonqualified excess benefit plans and/or this Agreement any reduction in Key Employee's monthly retirement income benefit, disability or survivor benefits under either the Delta Family-Care Retirement Plan (the "Retirement Plan") or the Delta Family-Care Disability and Survivorship Plan (the "Disability and Survivorship Plan") which results from the Restrictions, or any other applicable laws, statutes, or regulations which restrict in any way the benefits that can be paid from a VEBA or qualified pension plan; and

         WHEREAS, the Board of Directors of the Company has authorized post-retirement life insurance benefits for senior officers in excess of the coverage provided to other employees of the Company through the Basic Lump Sum Death Benefit under the Disability and Survivorship Plan; and


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         WHEREAS, certain restrictions imposed by the Tax Equity and Fiscal
Responsibility Act of 1982 ("TEFRA") prohibit the Company from providing post-retirement life insurance benefits to officers in excess of that provided to other employees of the Company; and

         WHEREAS, the Company wishes to make up any such loss of group life insurance coverage for Key Employee which cannot be provided because of the TEFRA restrictions;

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Certain Requirements Not Applicable. The parties specifically acknowledge that this Agreement and Key Employee's participation in the Delta Supplemental Excess Benefit Plan is exempt from certain provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") including, but not limited to, parts 2, 3 and 4 of Subtitle B of Title 1 of ERISA and is also subject to limited reporting and disclosure requirements of part 1 of Subtitle B of Title 1 of ERISA. The parties further acknowledge that the 1991 Delta Excess Benefit Plan is an "excess benefit plan" as defined in section 3(36) of ERISA and is unfunded and not subject to any provision of ERISA.

         2. Incorporation of the Retirement Plan and the Disability and Survivorship Plan. The terms of the Retirement Plan and the Disability and Survivorship Plan are hereby incorporated into this Agreement by reference, except that changes in those plans which reduce benefits (except such changes as may be required by law) shall be incorporated as to Key Employee only if advance notice of such proposed reduction is given to the Key Employee and the Key Employee agrees to an amendment of this Agreement to incorporate the benefit reduction. The incorporation of the Retirement Plan and the Disability and Survivorship Plan is not intended to modify any provision of this Agreement, and the benefits provided hereunder shall be governed only by the provisions hereof and the Plans. Unless indicated otherwise, capitalized terms used in this Agreement shall have the meaning given those terms in the Retirement Plan and Disability and Survivorship Plan.

         3. Supplemental Retirement Income. Subject to Sections 8 and 18, the Company agrees to pay Key Employee, or, in the event of Key Employee's death, Key Employee's Spouse, at the time and in the manner set forth below, supplemental retirement income ("Supplemental Retirement Income") equal to (a) minus (b) where

                  (a) equals the Early, Normal or Deferred Retirement income benefit or deferred vested pension benefit (whichever is appropriate) which Key Employee would receive or survivor benefit to which his spouse would receive under the Retirement Plan beginning on the Benefit Commencement Date (as defined below) if the Restrictions as reflected in the Retirement Plan and the Code were not in effect;


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                  (b)      equals the Early, Normal or Deferred Retirement
                           benefit, or deferred vested pension benefit
                           (whichever is appropriate) which Key Employee actually receives or survivor benefit which his Spouse actually receives under the Retirement Plan beginning on the Benefit Commencement Date;

                  (c)      For purposes of determining benefits under (a) and
                           (b) above, any Qualified Domestic Relations Order
                           (QDRO) will be taken into account, such that the benefits payable hereunder will not exceed those which would be payable absent the QDRO.

Except as provided in the next sentence, for purposes of calculating the Supplemental Retirement Income, Key Employee shall be credited with an additional 11 years of service for vesting and benefit accrual purposes under the Retirement Plan (the "Additional Service Credit"). The Additional Service Credit shall not apply if prior to March 23, 2001 either (i) Key Employee's employment with the Company is terminated for Cause; or (ii) Key Employee terminates employment with the Company without Good Reason. For purposes of this paragraph, "Cause" and "Good Reason" shall have the same meaning as ascribed to those terms in Exhibit C attached to the March 23, 1998 letter to Key Employee from Leo Mullin.

The amount of Supplemental Retirement Income paid under this Agreement will be adjusted when and if the amount in (b) above increases or decreases as a result of a change in the Restrictions, including cost of living adjustments to such Restrictions.

         4. Supplemental Disability Income. Subject to Sections 8 and 18, the Company agrees to pay Key Employee at the time set forth below a supplemental monthly disability income ("Supplemental Disability Income") equal to (a) minus
(b), where

                  (a) equals the monthly disability benefit which the Key Employee would receive under the Disability and Survivorship Plan beginning on the Benefit Commencement Date (as defined below) if the Restrictions were not in effect and taking into account his or her elections under the Delta Air Lines, Inc. DELTAFLEX Plan; and

                  (b) equals the monthly disability benefit which the Key Employee actually receives from the Disability and Survivorship Plan beginning on the Benefit Commencement Date, taking into account his or her elections under the Delta Air Lines, Inc. DELTAFLEX Plan.

The amount of Supplemental Disability Income paid under this Agreement will be adjusted as permitted under the Plan, and if the amount in (b) above increases or decreases as a result of a change in the Restrictions.


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         5. Supplemental Monthly Survivor Income. Subject to Sections 8 and 18,
the Company agrees to pay to Eligible Family Member(s) (as defined in the Disability and Survivorship Plan) of Key Employee at Key Employee's death a supplemental monthly survivor income ("Supplemental Survivor Income") equal to
(a) minus (b), where

                  (a) equals the monthly survivor benefit which the Eligible Family Member (s) of Key Employee would receive under the Disability and Survivorship Plan beginning on the Benefit Commencement Date (as defined below) without considering any Restrictions on any benefit plan; and

                  (b) equals the monthly survivor benefit which the Eligible Family Member(s) of Key Employee actually receives under the terms of the Disability and Survivorship Plan.

The amount of Supplemental Survivor Income paid under this Agreement will be adjusted as permitted under the Plan and the Code to account for, inter alia, changes in the number of Eligible Family Members.

         6. Benefit Commencement Date; Cessation of Benefits. Subject to Section 18 (Change In Control), the Company shall commence payment of the Supplemental Retirement Income as of the Benefit Commencement Date under the Retirement Plan and the Supplemental Disability or Survivor Income as of the Benefit Commencement Date under the Disability and Survivorship Plan. Subject to Section 18, Benefit Commencement Date under this Agreement shall mean the day that the retirement income benefit, disability benefit or survivor benefit, as the case may be, commences under the Retirement Plan or Disability and Survivorship Plan with respect to Key Employee or his Spouse, or Eligible Family Member(s); Supplemental Retirement Income will cease upon the death of the last to die of Key Employee or, if applicable, his Spouse, or if changes in the Restrictions permit the full benefit due under the Retirement Plan to be paid from the Retirement Plan and the Retirement Plan assumes such full payment, or if full payment of retirement benefits due hereunder have already been made. Supplemental Disability Income will cease if the full benefit due under the Disability and Survivorship Plan may be paid from that Plan and the Disability and Survivorship Plan assumes such full payment or when the Key Employee is no longer eligible for disability benefits under that Plan. Supplemental Survivor Income will cease if the full benefit due under the Disability and Survivorship Plan may be paid from that plan, and the Disability and Survivorship Plan assumes full payment of the benefit amount or when there are no remaining Eligible Family Member(s) under that Plan. Subject to Section 18, all benefits payable hereunder may cease pursuant to Section 8 at any time.

         7. Supplemental Lump Sum Death Benefit. Subject to Sections 8 and 18, the Company agrees to pay to the named beneficiary (as designated by Key Employee for the Basic Life Benefit under the Disability and Survivorship Plan) of Key Employee at Key Employee's death, a supplemental lump sum death benefit in the amount necessary to


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provide a total lump sum death benefit of $50,000 when combined with the Basic
Life Benefit actually provided by the Disability and Survivorship Plan.

         8. Certain Restrictions. Subject to Section 18, or unless waived by the Committee under circumstances the Committee deems appropriate, if a Key Employee terminates active employment with the Company prior to his Normal Retirement Date and within two years of such termination directly or indirectly provides management or executive services (whether as a consultant, advisor, officer or director) to any Person (as defined in Section 18) who is in direct and substantial competition with the air transportation business of the Company or any of its subsidiaries, then (a) if benefits under this Agreement shall have not yet commenced, no benefits shall be paid under this Agreement to such Key Employee, his Spouse, Eligible Family Member or beneficiary; and (b) if benefits under this Agreement have commenced, no further benefits shall be paid. Because of the broad and extensive scope of the Company's air transportation business, the restrictions contained in this provision are intended to extend to management or executive services which are directly related to the provision of air transportation services into, within or from the United States, as no smaller geographical restriction will adequately protect the legitimate business interest of the Company. This section shall be deemed waived, but only with respect to the Supplemental Retirement Income, if at any time subsequent to March 23, 2001 either (i) Key Employee's employment with the Company is terminated for cause; or (ii) Key Employee terminates his employment with the Company without Good Reason; provided "Cause" and "Good Reason" shall have the same meaning as ascribed to those terms in Exhibit C attached to the letter dated ____________, 19__ to Key Employee from [the CEO].

         9. Funding of Benefit. Subject to Section 18 (Change In Control) the benefits provided by this Agreement shall be paid, as they become due, from the Company's general assets or by such other means as the Company deems advisable, including a trust or trusts established by the Company; provided however, if such trusts are established, benefits shall be payable from such trusts only as and to the extent provided therein. To the extent Key Employee acquires the right to receive payments from the Company under this Agreement, such right shall be no greater than that of a general creditor of the Company. The Company shall have complete discretion under this Agreement to account for and report, or to refrain from accounting for or reporting, its liabilities under this Agreement. In the event that the Company in its sole discretion establishes a reserve or bookkeeping account for the benefits payable under this Agreement, the Key Employee shall have no proprietary or security interest in any such reserve or account.

         10. Nonassignability of Benefits. No benefit payable under this Agreement may be assigned, transferred, encumbered or subjected to legal process for the payment of any claim against Key Employee, his Spouse, Eligible Family Member, or beneficiary.

         11. No Right to Continued Employment. Nothing in this Agreement shall be deemed to give Key Employee the right to be retained in the service of the Company or to deny the Company any right it may have to discharge Key Employee at any time, subject


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to the Company's obligation to provide benefits and amounts as may be required hereunder.

         12. Arbitration. The parties acknowledge that any claims or controversy arising out of this Agreement is subject to arbitration in accordance with the Plans.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without regard to its conflict of laws rules.

         14. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the parties hereto.

         15. Amendment. This writing, including any terms or documents incorporated herein by reference, supersedes any previous excess benefit agreement between Key Employee and the Company. This Agreement may not be modified orally, but only by writing signed by the parties hereto.

         16. Notice. All notices, requests, demands and other communications under this Agreement, shall be in writing and shall be delivered personally (including by courier) or mailed by certified mail, return receipt requested. Refusal to acknowledge receipt of such notice shall constitute receipt of such notice upon the date it is returned to the sender. Any notice under this Agreement shall be sent to Key Employee, Spouse, his Eligible Family Member or beneficiary at the last known address of such person as reflected in the Company's records. Notice to the Company or the Committee shall be sent to:

                              Delta Air Lines, Inc.
                              Law Department
                              1030 Delta Boulevard
                              Atlanta, Georgia 30320
                              Attention: Robert S. Harkey,
                                         Senior Vice President - General Counsel

         17. Form of Payment; No Elections. Subject to Section 18 (Change In Control), Key Employee shall not be permitted to exercise any election under the Plans which affects the date of commencement, manner or form in which Key Employee's Supplemental Retirement Income is paid. In addition, no election under the Retirement Plan shall affect the manner or form in which Supplemental Retirement Income is paid under the Plans. If Key Employee becomes entitled to Supplemental Retirement Income under this Excess Benefit Agreement, such benefit shall automatically be paid commencing with the date payments under the Retirement Plan begin as follows:

                  (a) In every case in which the form of benefit payable under the Retirement Plan is automatic and does not depend on the election


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                           of the Participant thereunder, Supplemental
                           Retirement Income under this Excess Benefit Agreement shall automatically be paid in the identical form that it is payable under the Retirement Plan.

                  (b) In the case of any Key Employee who becomes eligible for Early Retirement under the Retirement Plan and is eligible to elect the level income option thereof, such Key Employee's Supplemental Retirement income under this Agreement, if any, shall be automatically payable in the form that would have been payable disregarding any election by such Key Employee of the level income option.

         18. Change In Control. Notwithstanding anything in this Agreement to the contrary, in the event Key Employee has rights under an Executive Retention Protection Agreement with the Company at the time a Change In Control (as defined below) occurs, the Company shall, if not previously established, establish a grantor trust (the "Trust") to provide benefits payable under this Agreement and the Plans. Subject to the following paragraph, the Company shall promptly cause to be irrevocably deposited in such Trust for the benefit of Key Employee and his or her beneficiaries, on the terms set forth below, an amount equal to the balance as of the date of such deposit of Key Employee's accrued benefit under the Plans and Agreement, regardless of whether such benefit is vested. From and after the date of such Change In Control, the Company shall cause to be irrevocably deposited in the Trust any additional accruals under the Plans and Agreement, regardless of whether such benefit is vested.

         The instrument governing the Trust shall, to the extent reasonably necessary to assure that the Plans and this Agreement will continue to be treated as "unfunded" for purposes of ERISA and the Code, provide that upon insolvency of the Company, the assets of the trust will be subject to the claims of the Company's general creditors. The Trust instrument shall provide that in all other respects the assets of the Trust will be maintained for the exclusive benefit of Key Employee and his or her beneficiaries, and will otherwise be subject to all fiduciary and other requirements of applicable state trust law.

         In addition, in the event Employee's employment terminates as a result of a Qualifying Event (as defined in any Executive Retention Protection Agreement between Key Employee and the Company), Section 8 of this Agreement shall be deemed waived and Section 6 of the 1991 Delta Excess Benefit Plan and
Section 6 of the Delta Supplemental Excess Benefit Plan shall not be applicable to Key Employee. Further, the timing and payments of any retirement benefits to be provided hereunder shall be governed by, and subject to, the terms of said Executive Retention Protection Agreement to the extent such Agreement provides for accelerated payments of retirement benefits otherwise payable under this Agreement.

         For purposes of this Agreement, "Change In Control" means, and shall be deemed to have occurred upon, the first to occur of any of the following events:


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                           (a) Any Person (other than an Excluded Person)
                  acquires, together with all Affiliates and Associates of such Person, Beneficial Ownership of securities representing 20% or more of the combined voting power of the Voting Stock then outstanding, unless such Person acquires Beneficial Ownership of 20% or more of the combined voting power of the Voting Stock then outstanding solely as a result of an acquisition of Voting Stock by the Company which, by reducing the Voting Stock outstanding, increases the proportionate Voting Stock beneficially owned by such Person (together with all Affiliates and Associates of such Person) to 20% or more of the combined voting power of the Voting Stock then outstanding; provided, that if a Person shall become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding by reason of such Voting Stock acquisition by the Company and shall thereafter become the Beneficial Owner of any additional Voting Stock which causes the proportionate voting power of Voting Stock beneficially owned by such Person to increase to 20% or more of the combined voting power of the Voting Stock then outstanding, such Person shall, upon becoming the Beneficial Owner of such additional Voting Stock, be deemed to have become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by the Company;

                           (b) During any period of two consecutive years (not
                  including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of Directors then constituting the Board;

                           (c) A reorganization, merger or consolidation of the
                  Company is consummated, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such reorganization, merger or consolidation, (ii) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially


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                  owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                           (d) The shareholders of the Company approve (i) a
                  complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to any corporation with respect to which, immediately following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such sale or other disposition of assets, (B) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

         Notwithstanding the foregoing, in no event shall a "Change in Control" be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to Key Employee, if Key Employee is part of a "group," within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the Effective Date, which consummates the Change in Control transaction. In addition, for purposes of the definition of "Change in Control" a Person engaged in business as an underwriter of securities shall not be deemed to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.


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                  As used in the above definition, the terms "Person", "Excluded
         Person", "Affiliate", "Associate", "Beneficial Ownership", "Voting Stock", "Board", "Exchange Act", "Holding Company", and "Effective
         Date" shall have the same meaning as ascribed to those terms in the then current Executive Retention Protection Agreement between the Company and Key Employee.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date(s) shown below.

                                     DELTA AIR LINES, INC.


                                     By:
                                         ------------------------------

                                         President and Chief Executive Officer

                                     Date:
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                                     Date:
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